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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 16, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Pacific Gas and Electric Company’s (“Utility”) 2015 Gas Transmission and Storage (“GT&S”) Rate Case

In the GT&S rate case, the Utility has requested that the California Public Utilities Commission (“CPUC”) authorize a 2015 revenue requirement increase of $555 million over currently authorized amounts to recover the Utility’s anticipated costs of providing natural gas transmission and storage services.  Any change in authorized revenue requirements would become effective on January 1, 2015, as previously ordered by the CPUC.  As previously disclosed, the Utility recently notified the CPUC that the Utility believes certain communications between the Utility and CPUC personnel in connection with the Utility’s 2015 GT&S rate case violated the CPUC’s rules regarding ex parte communications.  (See the Current Reports on Form 8-K filed by PG&E Corporation and the Utility on September 15, 2014 and October 3, 2014.)  A hearing was held on October 7, 2014 to consider whether the Utility should be held in contempt and punished for the prohibited ex parte communications.  In addition, the prior schedule in the GT&S rate case, which called for a final decision to be issued in March 2015, was suspended.  A prehearing conference will be held on October 20, 2014 to discuss a new procedural schedule.  Parties have proposed various protracted schedules, including a proposal that anticipates a final decision as late as October 1, 2015.

On October 16, 2014, the assigned CPUC administrative law judge (“ALJ”) issued a ruling, effective immediately, that bans the Utility from engaging in any oral or written ex parte communications, as well as procedural communications, with Commissioners or their advisors (other than during all-party meetings) regarding the GT&S rate case or any other rate-setting or adjudicatory proceeding before the CPUC, for a one-year period or until the resolution of the GT&S rate case, whichever is later.  The ruling also requires that the Utility report, within one business day, its communications with CPUC advisory staff regarding any substantive or procedural issue in an open formal adjudicatory or rate-setting proceeding.  The ruling does not impose a fine.  The ALJ also issued a proposed decision (“PD”) that, if adopted by the CPUC, would affirm the ruling.

The CPUC Commissioner who is assigned to the GT&S rate case issued an alternate PD on October 16, 2014.  The alternate PD would adopt most of the sanctions recommended in the PD and also recommends that the Utility pay a $1.05 million fine.  The PD also proposes a ratemaking disallowance of no more than half of the increase in revenues, as authorized by a final CPUC decision in the 2015 GT&S rate case, that would have been amortized (collected from ratepayers) over the period between the original planned timing of a final decision (March 2015) and the modified schedule for a final decision.

Comments on the PD and alternate PD are due on November 6, 2014.

(Neither the PD nor the alternate PD address the additional ex parte communications that the Utility identified and reported to the CPUC on October 6, 2014.  For more information, see the Current Report on Form 8-K filed by PG&E Corporation and the Utility on October 6, 2014.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: October 17, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: October 17, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary